Exhibit 4.1

EXECUTION VERSION

RITE AID CORPORATION

8.000% Senior Secured Notes due 2026

INDENTURE

Dated as of July 27, 2020

The Bank of New York Mellon Trust Company, N.A.,

as Trustee and as Notes Collateral Agent

i

Schedule A – Subsidiary Guarantor

Appendix A - Provisions Relating to Securities

Exhibit 1 to Appendix A - Form of Security

Exhibit A - Form of Supplemental Indenture

Exhibit B - Form of Transferee Letter of Representation

INDENTURE dated as of July 27, 2020, among RITE AID CORPORATION, a Delaware corporation (the “Company”), each of the SUBSIDIARY GUARANTORS named in Schedule A hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 8.000% Senior Secured Notes due 2026 to be issued, from time to time, in one or more tranches as provided in this Indenture (the “Securities”):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“2025 Notes” means the Company’s 7.500% Senior Secured Notes due 2025 issued under the indenture dated as of February 5, 2020, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, and outstanding on the Issue Date.

“2025 Notes Collateral Agent” means The Bank of New York Mellon Trust, N.A., as the collateral agent under the 2025 Notes.

“ABL Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent under the ABL Collateral Documents, and any successor thereof or replacement collateral agent appointed in accordance with the terms of the ABL Subsidiary Security Agreement.

“ABL Collateral Documents” means the ABL Subsidiary Security Agreement, the ABL Subsidiary Guarantee Agreement, the ABL Indemnity, Subrogation and Contribution Agreement, and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Credit Agreement or for purposes of providing collateral security or credit support for any ABL Loan Obligations or obligation under the ABL Subsidiary Guarantee Agreement (including, in each case, any schedules, exhibits or annexes thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“ABL Facilities” means, collectively, the Senior Secured Term Loan and the Senior Secured Revolving Credit Facility.

“ABL Indemnity, Subrogation and Contribution Agreement” means the Senior Indemnity, Subrogation and Contribution Agreement, dated as of December 20, 2018, among the Company, the Subsidiary Guarantors and the ABL Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“ABL Loan Documents” means the Credit Agreement, any Letters of Credit (as defined in the Credit Agreement), the Fee Letters (as defined in the Credit Agreement), all Borrowing Base Certificates (as defined in the Credit Agreement), the Information Certificate (as defined in the Credit Agreement), any promissory notes issued to any Lender (as defined in the Credit Agreement) pursuant to the Credit Agreement, each Refinancing Amendment (as defined in the Credit Agreement), each Loan Modification Agreement (as defined in the Credit Agreement), each Incremental Facility Amendment (as defined in the Credit Agreement), and the Collateral Documents and any other agreement now or hereafter executed and delivered in connection herewith (excluding agreements entered into in connection with any transaction arising out of any Senior Bank Products (as defined in the Credit Agreement) or Cash Management Services (as defined in the Credit Agreement)), each as amended and in effect from time to time.

“ABL Loan Obligations” means (a) the principal of each Loan made under the Credit Agreement, (b) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the Credit Agreement, (c) all Senior Loan Bank Product Liabilities (as defined in the Credit Agreement), (d) all interest on the loans, letter of credit reimbursement, fees, indemnification and other obligations under the Credit Agreement, or with respect to such Senior Loan Bank Product Liabilities (as defined in the Credit Agreement) (including, without limitation, any interest, fees and other amounts which accrue after the commencement of any case, proceeding or other action relating to a Bankruptcy Proceeding (as defined in the Credit Agreement) of the Company or any Subsidiary Loan Party (as defined in the Credit Agreement), whether or not allowed or allowable, in whole or in part, as a claim in such Bankruptcy Proceeding (as defined in the Credit Agreement)), (e) all other amounts payable by the Company or any Subsidiary under the ABL Loan Documents or in respect of Senior Loan Bank Product Liabilities (as defined in the Credit Agreement) and (f) all increases, renewals, extensions and refinancings of the foregoing.

“ABL Priority Collateral” means all of the “ABL Priority Collateral” (or equivalent term) as defined under the Split Priority Intercreditor Agreement.

“ABL Secured Parties” means, collectively, the Administrative Agent, Lenders, Issuing Banks (each, as defined in the Credit Agreement), the ABL Collateral Agent, each co-agent or sub-agent of any agent, each other party to the Credit Agreement other than any Loan Party (as defined therein), each counterparty to a Senior Hedging Agreement or Senior Cash Management Agreement (each, as defined in the Credit Agreement), the beneficiaries of each indemnification or expense reimbursement obligation undertaken by the Company or any Loan Party (as defined in the Credit Agreement) under any ABL Collateral Documents and the successors and permitted assigns of each of the foregoing.

“ABL Subsidiary Guarantee Agreement” means the Senior Subsidiary Guarantee Agreement, dated as of December 20, 2018, made by the Subsidiary Guarantors in favor of the ABL Collateral Agent for the benefit of the ABL Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“ABL Subsidiary Security Agreement” means the Senior Subsidiary Security Agreement, dated as of December 20, 2018, made by the Subsidiary Guarantors in favor of the ABL Collateral Agent for the benefit of the ABL Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Assets” means:

(a) any Property (other than cash, Temporary Cash Investments and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

(b) Capital Stock of (1) a Restricted Subsidiary held by a Person other than the Company or a Restricted Subsidiary or (2) a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company, provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Senior Debt” means any Debt of the Company (other than the Debt constituting ABL Loan Obligations) Guaranteed by the Subsidiary Guarantors pursuant to the ABL Subsidiary Guarantee Agreement (and not guaranteed by any other Subsidiary) with such Guarantees secured by the Collateral on a pari passu basis with the ABL Loan Obligations (but without regard to control of remedies); provided, however, that such Debt is permitted to be incurred, secured and guaranteed on such basis by this Indenture and the Senior Debt Documents.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, collateral documents or other operative agreements evidencing or governing such Debt, including the Collateral Documents, as may be amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b) any other Person who is a director or executive officer of:

(1) such specified Person;

(2) any Subsidiary of such specified Person; or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or Preferred Stock issued in accordance with Section 4.03); or

(b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

in the case of either clause (a) or clause (b) above, whether in a single transaction or a series of related transactions, (i) that have a Fair Market Value in excess of $50.0 million or (ii) for aggregate consideration in excess of $50.0 million, other than, in the case of clause (a) or (b) above:

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.04;

(3) any disposition effected in compliance with Section 5.01(a);

(4) a sale of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(5) a transfer of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction;

(6) a sale by the Company or a Restricted Subsidiary of Property by way of a Sale and Leaseback Transaction but only if (A) such Property was owned by the Company or a Restricted Subsidiary on or after the Issue Date, (B) the requirements of clause (a) of Section 4.10 are satisfied with respect to such Sale and Leaseback Transaction and (C) the requirements of clauses (a), (b) and (c) of the first paragraph of Section 4.06 are satisfied as though such Sale and Leaseback Transaction constituted an Asset Sale;

(7) a disposition of cash, Temporary Cash Investments or investment grade securities or surplus, damaged, obsolete, unmerchantable, idle or worn out property or assets or any sale or disposition of property or assets that are not used or useful in the business of the Company and its Restricted Subsidiaries in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of inventory or goods held for sale;

(8) any exchange of like property of similar value for use in a related business;

(9) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business or consistent with past practice or industry practice or that otherwise would not impact the ability of the Company or any Restricted Subsidiary to conduct its operations;

(10) foreclosures or governmental condemnations on assets;

(11) the licensing or sub-licensing of intellectual property;

(12) any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture;

(13) dispositions of receivables pursuant to factoring arrangements, so long as such receivables are sold at no less than the Fair Market Value thereof (which may include a discount customary for transactions of this type);

(14) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business; or

(15) the closing of the sales contemplated by that certain Amended and Restated Asset Purchase Agreement, dated September 18, 2017, by and between the Company, Walgreens Boots Alliance, Inc. and Walgreens Co.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination:

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation”, and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction; and

(2) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (in each case including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any duly authorized and constituted committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close.

“Capital Lease Obligation” means any obligation under a lease that is required to be treated as a financing lease obligation in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided, however, that a change in GAAP that results in an obligation that exists at such time and is not theretofore classified as a Capital Lease Obligation, becoming a Capital Lease Obligation, shall not be deemed an Incurrence of such Capital Lease Obligation. For purposes of Section 4.05, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest (regardless of such convertible debt security’s treatment under GAAP).

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the beginning of the fiscal quarter immediately following the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation; and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction; or

(c) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

Notwithstanding the foregoing, (i) a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2) the direct or indirect holders of the Voting Stock of the Company become holders of Voting Stock of the ultimate parent holding company and immediately following that transaction, no “person”(as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of 50% or more of the total voting power of the Voting Stock of such ultimate parent holding company, and (ii) a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the Senior Collateral (as defined in the Security Agreement), including the ABL Priority Collateral and the Notes Priority Collateral.

“Collateral Agent” means the ABL Collateral Agent, 2025 Notes Collateral Agent or the Notes Collateral Agent, as context requires.

“Collateral Documents” means the ABL Collateral Documents and the Notes Collateral Documents.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements are available prior to such determination date to

(b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided, however, that the pro forma calculation for the purpose of clause (1) of the first paragraph of Section  4.03 (and for the purposes of the other provisions of this Indenture that refer to such clause) shall not give effect to any Incurrence of Debt on such date (or on such other subsequent date which would otherwise require pro forma effect to be given to such Incurrence) pursuant to clauses (a) through (v) of the second paragraph of Section 4.03 (other than Debt Incurred pursuant to clause (l) thereof), provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition; or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, EBITDA for such period shall be calculated after giving pro forma effect (calculated in accordance with the definition of EBITDA) to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense payable with respect to such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale. Interest on any Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be at the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (excluding the non-cash interest expense related to (w) accretion of severance reserves, (x) litigation reserves, (y) closed store liability reserves and (z) self-insurance reserves), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, and without duplication:

(a) interest expense attributable to Capital Lease Obligations;

(b) amortization of debt discount and debt issuance cost, including commitment fees;

(c) capitalized interest;

(d) non-cash interest expense other than expenses under clauses (x), (y) and (z) above;

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

(f) net costs associated with Hedging Obligations (including amortization of fees but excluding costs associated with forward contracts for inventory in the ordinary course of business);

(g) Disqualified Stock Dividends (and dividends on Preferred Stock incurred pursuant to clause (i) of the second paragraph of Section 4.04, which dividends shall be calculated in the same manner as Disqualified Stock Dividends);

(h) Preferred Stock Dividends;

(i) interest Incurred in connection with Investments in discontinued operations;

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

Any program fees or liquidity fees on unused amounts related to any Qualified Receivables Transaction shall not be included in Consolidated Interest Expense, unless otherwise required by GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (c) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash (or Temporary Cash Investments convertible into cash) distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(2) the Company’s equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (c) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(2) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(c) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(d) any extraordinary gain or loss;

(e) the cumulative effect of a change in accounting principles;

(f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

(g) store and other warehouse, distribution and other facility closing costs;

(h) non-cash charges or credits that relate to use of the last-in-first-out method of accounting for inventory;

(i) loss on debt modifications; and

(j) unrealized gains or losses relating to Hedging Obligations.

Notwithstanding the foregoing, for purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted by Section 4.04 pursuant to clause (c)(4) thereof.

“Corporate Trust Office” means a designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, company, limited liability company, joint-stock company, partnership or business trust.

“Credit Agreement” means the Credit Agreement dated as of December 20, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of January 6, 2020 and as may be further amended, modified, supplemented or Refinanced from time to time), among the Company, the lenders from time to time party thereto, Bank of America, N.A. as administrative agent and collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, National Association, Citigroup Global Markets, Inc., BMO Harris Bank N.A., Capital One, National Association, Fifth Third Bank, ING Capital LLC, MUFG Union Bank, N.A., PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more Debt or commercial paper facilities with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), or trade letters of credit, in each case together with Refinancings thereof on any basis so long as such Refinancing constitutes Debt.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed; and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person, all obligations of such Person under any title retention agreement (but excluding trade accounts payable, accrued expenses arising in the ordinary course of business and any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (f) or (g) of the second paragraph of Section 4.03; or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

“Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances of Debt evidenced by notes, debentures, bonds or other similar securities or instruments, including pursuant to a factoring or similar arrangement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to any Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of the Company and/or any one or more of the Subsidiary Guarantors (the “Performance References”).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

prior to, in the case of clause (a), (b) or (c), the date that is 91 days after the earlier of the Stated Maturity of the Securities or the date the Securities are no longer outstanding.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“DTC” means The Depository Trust Company.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss;

(2) Consolidated Interest Expense and non-cash interest expense related to accretion of severance reserves, litigation reserves, closed store liability reserves and self-insurance reserves, to the extent excluded from Consolidated Interest Expense;

(3) depreciation;

(4) amortization of intangibles;

(5) non-cash impairment charges;

(6) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Debt permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of Credit Facilities, Qualified Receivables Transactions or Debt Issuances and other Debt and (ii) any amendment or other modification of Credit Facilities, Qualified Receivables Transactions or Debt Issuances and, in each case, deducted (and not added back) in computing Consolidated Net Income;

(7) the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs (including costs related to the closure and/or consolidation of stores and warehouse, distribution and other facilities) incurred in connection with acquisitions on or after the Issue Date;

(8) the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken or initiated during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are reasonably expected to be taken no later than 12 months following the end of the period in respect of which EBITDA is being calculated and (z) the aggregate amount of cost savings added pursuant to this clause (8) shall not exceed 20% of the aggregate EBITDA for the four most recent fiscal quarters for which internal financial statements are available (calculated in accordance with the definition of “Consolidated Interest Coverage Ratio” (which adjustments need not comply with Article 11 of Regulation S-X and may be incremental to pro forma cost savings adjustments made pursuant to the definition of “Consolidated Interest Coverage Ratio”));

(9) any non-recurring charge related to litigation settlements; and

(10) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

(b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), including, without limitation, the release of deferred revenue in respect of the Company’s customer loyalty card program.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Equipment Financing Transaction” means any arrangement (together with any Refinancing thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

“Equity Offering” means (a) an underwritten offering of common stock of the Company by the Company pursuant to an effective registration statement under the Securities Act or (b) so long as the Company’s common stock is, at the time, listed or quoted on a national securities exchange (as such term is defined in the Exchange Act), an offering of common stock by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act.

“Event of Default” has the meaning set forth under Section 6.01(i).

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Notes” means the Company’s 6.125% Senior Notes due 2023 issued under the indenture dated as of April 2, 2015, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, and outstanding on the Issue Date.

“Expansion Capital Expenditure” means any capital expenditure incurred by the Company or any Restricted Subsidiary (other than ordinary course maintenance) for carrying on the business of the Company and its Restricted Subsidiaries that an Officer of the Company determines in good faith will enhance the income generating ability of the warehouse, distribution center, store or other facility.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Pressure or compulsion shall not include sales of Property conducted in compliance with the requirements of a regulatory authority in connection with an acquisition or merger permitted by this Indenture. Fair Market Value shall be determined, by senior management of the Company or by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction.

“Foreign Subsidiary” means any Subsidiary of the Company which (a) is organized under the laws of any jurisdiction outside of the United States, (b) is organized under the laws of Puerto Rico or the U.S. Virgin Islands, (c) has substantially all its operations outside of the United States, (d) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands, or (e) does not own any material assets other than Capital Stock of one or more Subsidiaries of the type described in (a) through (d) above.

“GAAP” means United States generally accepted accounting principles, including those set forth:

(a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(b) in the statements and pronouncements of the Financial Accounting Standards Board;

(c) in such other statements by such other entity as approved by a significant segment of the accounting profession; and

(d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

If there occurs a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any term or measure used in a covenant under Article IV (an “Accounting Change”), then the Company may elect, as evidenced by a written notice of the Company to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of “Permitted Investment”.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.03, amortization of Debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means a third-party accounting, appraisal or investment banking firm or consultant, in each case, of national standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged; provided that such firm or appraiser is not an Affiliate of the Company.

“Intercreditor Agreement” means the Split Priority Intercreditor Agreement, the Pari Passu Intercreditor Agreement and each other intercreditor agreement entered into for the purpose of governing the rights among the 2025 Notes Authorized Representative, the Notes Authorized Representative or any Additional Authorized Representative in respect of the Notes Priority Collateral.

“Interest Payment Date” means the scheduled date that an installment of interest on the Securities is due and payable.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.04 and 4.11, and the definition of “Restricted Payment”, “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, without regard to outlook.

“Issue Date” means the date on which the Original Securities are initially issued.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by the Company or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Long Derivative Instrument” means a Derivative Instrument (a) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (b) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b) all payments made on (i) any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or Debt which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and (ii) any Debt under a Qualified Receivables Transaction required to be repaid or necessary to obtain a consent needed to consummate such Asset Sale;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Net Short” means, with respect to a holder or beneficial owner of securitization, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Securities plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Company or any Subsidiary Guarantor immediately prior to such date of determination.

“Notes Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., together with its affiliates, as the collateral agent under the Notes Collateral Documents.

“Notes Collateral Documents” means the Security Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to this Indenture for purposes of providing collateral security or credit support for any Notes Obligations or obligation under this Indenture (including, in each case, any schedules, exhibits or annexes thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Notes Obligations” means the Obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities.

“Notes Priority Collateral” means all of the “Split Lien Priority Collateral” (or equivalent term) as defined under the Split Priority Intercreditor Agreement.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offering Memorandum and Consent Solicitation Statement” means the final offering memorandum and consent solicitation statement dated June 25, 2020 relating to the offering and sale of the Securities.

“Officer” means the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer or any Executive Vice President, Senior Vice President, Vice President or Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel and delivered to the Trustee. The counsel may be an employee of or counsel to the Company.

“Pari Passu Intercreditor Agreement” means that certain Notes-Priority Pari Passu Intercreditor Agreement, dated as of July 27, 2020, among The Bank of New York Mellon Trust Company, N.A., as 2025 Notes Collateral Agent, The Bank of New York Mellon Trust Company, N.A., as the trustee for the 2025 Notes, The Bank of New York Mellon Trust Company, N.A., as the Notes Collateral Agent and The Bank of New York Mellon Trust Company, N.A., as Trustee, each additional Authorized Representative (as defined therein), each additional Collateral Agent (as defined therein) and acknowledged by the Company and the Subsidiary Guarantors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Performance References” has the meaning assigned to such term in the definition of “Derivative Instrument.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used or useful in a Related Business or combination of such assets and cash or Temporary Cash Investments between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Temporary Cash Investments received must be applied in accordance with Section 4.06.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, transfer, conveyance or liquidation;

(c) cash and Temporary Cash Investments;

(d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel, moving, tax and similar advances that are made in the ordinary course of business;

(f) loans and advances to employees made in the ordinary course of business in accordance with applicable law, provided that such loans and advances do not exceed $25.0 million at any one time outstanding;

(g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (i) an Asset Sale consummated in compliance with Section 4.06 or (ii) a disposition of assets that does not constitute an Asset Sale;

(i) Hedging Obligations permitted under clause (f), (g) or (h) of the second paragraph of Section 4.03;

(j) any Person if the Investments are outstanding on the Issue Date and not otherwise described in clauses (a) through (i) above;

(k) Investments in Permitted Joint Ventures or Unrestricted Subsidiaries that do not exceed the greater of (1) $175.0 million and (2) 1.75% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(l) other Investments outstanding at any one time in the aggregate that do not exceed the greater of (1) $75.0 million and (2) 1.0% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(m) Investments in any entity, formed by the Company or a Restricted Subsidiary, organized under Section 501(c)(3) of the Code, that do not exceed an aggregate amount of $10.0 million in any fiscal year; and

(n) any assets, Capital Stock or other securities to the extent acquired in exchange for shares of Capital Stock of the Company (other than Disqualified Stock).

“Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries is a joint venture; provided, however, that the joint venture is engaged solely in a Related Business.

“Permitted Liens” means:

(a) Liens to secure Debt permitted to be Incurred under clauses (a), (b), (f), (k), (q) (with respect to clauses (a), (c) and (v) referred to therein) or (v) of the second paragraph of Section 4.03; provided that, in the case of Liens to secure Debt permitted to be Incurred under such clause (q) (with respect to clauses (a), (c) and (v) referred to therein), the Securities and the Subsidiary Guarantees are equally and ratably secured with the Obligations secured by such Lien;

(b) Liens to secure Debt permitted to be Incurred under clause (d), (o) or (p) of the second paragraph of Section 4.03; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, developed, constructed or leased with the proceeds of such Debt and any improvements or additions to such Property;

(c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be more than 30 days past due or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(d) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(h) pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j) Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review and which do not give rise to an Event of Default;

(k) leases, subleases, licenses or sublicenses of Property (including, without limitation, real property and intellectual property rights) granted by the Company or a Restricted Subsidiary to any other Person and not materially impairing the use of such Property in the operation of the business of the Company or the Restricted Subsidiary in the ordinary course of business;

(l) Liens to secure Debt permitted to be incurred under clause (g) or (h) of the second paragraph of Section 4.03 provided that such Lien may not extend to any other Property of the Company or any Restricted Subsidiary other than such Hedging Agreement;

(m) Liens existing on the Issue Date not otherwise described in clauses (a) through (l) above;

(n) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a) (but only to the extent it relates to clause (a) referred to therein), (b) (other than Liens securing Debt Incurred pursuant to clause (p) referred to therein), (f), (g), or (m) above; provided, however, that (1) in the case of clause (b) above, the proviso to such clause remains satisfied and (2) any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(A) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b) (except as referred to above), (f), (g), or (m) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

(B) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

(o) Liens not otherwise permitted by clauses (a) through (n) above encumbering assets that have an aggregate Fair Market Value not in excess of the greater of (1) $50.0 million and (2) 0.75% of Total Assets;

(p) Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor permitted to be Incurred under Section 4.03;

(q) Liens on specific items of inventory or other goods and proceeds of any person securing such Person’s obligations to vendors or in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(r) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding (i) operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a person in connection with the processing, reprocessing, recycling or tolling of such goods;

(s) deposits in the ordinary course of business to secure liability to insurance carriers;

(t) customary options, put and call arrangements, rights of first refusal and similar rights relating to capital stock in a joint venture pursuant to the related joint venture agreement;

(u) deposits, including into trust, to satisfy any redemption, defeasance (whether by covenant or legal defeasance) or discharge of Debt at the time of such deposit that is permitted to be paid under this Indenture;

(v) the Lien provided for in this Indenture securing the Trustee’s compensation, reimbursement of expenses and indemnities hereunder;

(w) Liens securing the financing of insurance premiums in the ordinary course of the Company’s or a Restricted Subsidiary’s business;

(x) Liens on the proceeds of one or more offerings of securities by the Company or any of its Restricted Subsidiaries deposited with an escrow agent (and any additional amounts required to be deposited with such escrow agent pursuant to an agreement with such escrow agent), or an account holding such amounts, in favor of such escrow agent for the benefit of holders of such securities; provided that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary;

(y) Liens arising by virtue of statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of set off or similar rights and remedies with respect to deposit accounts or securities accounts or other funds or assets maintained with depositary institutions or securities intermediaries;

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(aa) Liens in favor of customs and revenues authorities imposed by applicable laws arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the Company or a Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(bb) any Lien granted pursuant to the Collateral Documents to secure a provider of debtor-in-possession financing, which Lien may be senior in priority to the Lien securing the Securities or the applicable Subsidiary Guarantee only so long as it is equally senior to all other Senior Obligations; and

(cc) Liens in connection with dispositions of receivables pursuant to factoring arrangements.

In the event a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of Incurrence or at a later date), the Company in its sole discretion may divide or classify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced;

(d) the new Debt shall not be senior in right of payment (without regard to any security interest) to the Debt that is being Refinanced; and

(e) the proceeds of such Debt are used to Refinance the Debt being Refinanced no later than 60 days following its issuance.

provided, however, that Permitted Refinancing Debt shall not include: (x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“pro forma” means, unless the context otherwise requires, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person, and which for the avoidance of doubt includes inventory. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt Incurred to finance the acquisition, development, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; provided, however, that such Debt is Incurred within 24 months after the completion of the acquisition, development, construction or lease of such Property by the Company or such Restricted Subsidiary.

“Qualified Consideration” means, with respect to any Asset Sale (or any other transaction or series of related transactions required to comply with clause (b) of the first paragraph of Section 4.06), any one or more of (a) cash or Temporary Cash Investments, (b) notes or obligations that are converted into cash (to the extent of the cash received) within 180 days of such Asset Sale, (c) equity securities listed on a national securities exchange (as such term is defined in the Exchange Act) and converted into cash (to the extent of the cash received) within 180 days of such Asset Sale, (d) the assumption or discharge by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (e) Additional Assets or (f) other Property; provided that the aggregate Fair Market Value of all Property received since the Issue Date by the Company and its Restricted Subsidiaries pursuant to Asset Sales (or such other transactions) that is used to determine Qualified Consideration pursuant to this clause (f) does not exceed the greater of $100.0 million and 5.0% of Total Assets.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries); and

(b) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

(1) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity;

(2) all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value; and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

“Rating Agencies” means Moody’s and S&P.

“Real Estate Financing Transaction” means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

“Receivables Entity” means a wholly owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and:

(a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

(1) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

(2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(3) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity’s financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any designation of this kind by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing conditions.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date or a natural extension thereof, including the pharmacy benefit management business and the operation of health care or medical related clinics.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of Section 4.06 and the definition of “Consolidated Interest Coverage Ratio”, Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means, without duplication:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition and other than Debt permitted to be Incurred by clause (e) of the second paragraph of Section 4.03);

(d) any Investment (other than Permitted Investments) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

Notwithstanding the foregoing, no payment or other transaction permitted by clause (c) of the second paragraph of Section 4.08 will be considered a Restricted Payment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“Screened Affiliate” means any Affiliate of a Holder (a) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (b) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (c) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Securities, and (d) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Security.

“Secured Debt” means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on property of the Company or any Restricted Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

“Securities Act” means the Securities Act of 1933, as it may be amended and any successor act thereto.

“Security Agreement” means that certain Senior Subsidiary Security Agreement, dated as of July 27, 2020, made by the Subsidiary Guarantors party thereto in favor of The Bank of New York Mellon Trust Company, as Notes Collateral Agent.

“Senior Debt Documents” means (a) the ABL Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Obligations” means the ABL Loan Obligations and any Obligations in respect of Additional Senior Debt.

“Senior Secured Revolving Credit Facility” means the Company’s senior secured revolving credit facility incurred under the Credit Agreement, as may be amended, modified, supplemented or Refinanced from time to time.

“Senior Secured Term Loan” means the Company’s first-in, last-out senior secured term loan facility incurred under the Credit Agreement, as may be amended, modified, supplemented or Refinanced from time to time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Split Priority Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of February 5, 2020, among Bank of America, N.A., as ABL Collateral Agent, The Bank of New York Mellon Trust Company, N.A., as 2025 Notes Collateral Agent, and The Bank of New York Mellon Trust Company, N.A., as the Notes Collateral Agent, and acknowledged by the Company and the Subsidiary Guarantors, as amended and supplemented by the joinder thereto dated as of the Issue Date and as it may be further amended, restated, supplemented or otherwise modified from time to time.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect. For purposes of the foregoing, no Debt will be deemed to be subordinated in right of payment to any other Debt solely by virtue of being unsecured, by virtue of being unguaranteed, by virtue of being secured by different collateral or by virtue of the fact that the holders of any Secured Debt have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them or with respect to control of remedies.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities on the terms set forth in this Indenture.

“Subsidiary Guarantor” means each Subsidiary that is a party to this Indenture as of the Issue Date and any other Person that Guarantees the Securities pursuant to Section 4.09.

“Temporary Cash Investments” means any of the following:

(a) Investments in U.S. Government Obligations maturing within 24 months of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit, or money market deposits maturing within 24 months of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $250.0 million;

(c) repurchase obligations with a term of not more than 24 months for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above; or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act)) and in each case maturing within 24 months after the date of creation thereof;

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act)); and

(2) such obligations mature within 24 months of the date of acquisition thereof;

(f) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated “AAA-” (or equivalent thereof) or better by S&P or Aaa3 (or equivalent thereof) or better by Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act));

(g) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications set forth in clause (b) above; and

(h) money market funds at least 80% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (a) through (e) of this definition (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent consolidated balance sheet of the Company, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio”.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.11 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
Accounting Change	1.01
Affiliate Transaction	4.08.
Agent Members	Appendix A
Allocable Excess Proceeds	4.06(b)
Applicable Premium	Exhibit 1 to Appendix A
Asset Sales Prepayment Offer	4.06(e)
Change of Control Offer	4.13(a)
Change of Control Payment Date	4.13(b)
Change of Control Purchase Price	4.13(a)
Claiming Guarantor	10.02.
Company	Preamble
Contributing Party	10.02
covenant defeasance option	8.01(b)
Custodian	6.01(i)(j)
Definitive Security	Appendix A
Directing Holder	6.01(ii)(a)
Elected Amount	4.03(u)
Events of Default	6.01(i)

Excess Proceeds	4.06(b)
Existing Subsidiary Guarantors	Exhibit A
Global Security	Appendix A
guarantee provisions	1.01(i)
Guaranteed Obligations	10.01
IAI	Appendix A
IAI Global Security	Appendix A
Initial Lien	4.05.
legal defeasance option	8.01(b)
Legal Holiday	11.06
New Subsidiary Guarantor	Exhibit A
Noteholder Direction	6.01(ii)(a)
Offer Amount	4.06(b)(2)
Offer Period	4.06(b)(2)
OID	2.01
Original Securities	2.01
Paying Agent	2.04
Permitted Debt	4.03(2)
Position Representation	6.01(ii)(a)
Purchase Date	4.06(b)(2)
QIB	Appendix A
Registrar	2.04.
Regulation S	Appendix A
Regulation S Global Security	Appendix A
Resale Restriction Termination Date	Exhibit B
Reversion Date	4.15(b)
Rule 144A	Appendix A
Rule 144A Securities	Appendix A
Securities	Preamble
Securities Custodian	Appendix A
Supplemental Indenture	Exhibit A
Surviving Person	5.01(1)
Suspended Covenants	4.15(a)(2)
Suspension Date	4.15(a)

Suspension Period	4.15(b)
Transfer Restricted Securities	Appendix A
Treasury Rate	Exhibit 1 to Appendix A
Trustee	Preamble
Verification Covenant	6.01(ii)(a)

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock; and

ARTICLE II

The Securities

SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall be identical in all respects other than issue prices and issuance dates. The Securities may be issued in one or more tranches; provided, however, that any Securities issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same tranche as any Securities that are issued with a different amount of OID or are not issued with OID. All Securities of any one tranche shall be substantially identical except as to denomination.

Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $849,918,000 (the “Original Securities”), provided that no Opinion of Counsel shall be required with respect to the Original Securities on the Issue Date. With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.08, 2.09, 3.06, 4.06 or 4.13 or Appendix A), there shall be established in or pursuant to a Board Resolution, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1) whether such Securities shall be issued as part of a new or existing series of Securities and, if issued as part of a new series, the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Securities to be authenticated and delivered under this Indenture, which may be issued for an unlimited aggregate principal amount (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same tranche pursuant to Section 2.07, 2.08, 2.09, 3.06, 4.06 or 4.13 or Appendix A and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(3) the issue price and issuance date of such Securities, including the date from which interest payable with respect to such Securities shall accrue; and

(4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities; the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered; and any transfer of such Global Security in whole or in part may be registered in the name or names of Persons other than the depository for such Global Security or a nominee thereof.

SECTION 2.02. Form and Dating; Denominations. Provisions relating to the Securities of each tranche are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Securities of each tranche and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each tranche may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each tranche set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture. The Securities shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof and shall be dated the date of their authentication.

SECTION 2.03. Execution and Authentication. An Officer shall sign the Securities for the Company by manual, facsimile or electronic image scan (e.g., Adobe PDF) signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any tranche executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually or electronically signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency in the City of New York where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency in the City of New York where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.05. Paying Agent To Hold Money in Trust. Prior to each due date of the principal of, premium, if any, and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Trustee receives evidence to its satisfaction that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, at the written direction of the Company, and no one else shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such disposal to the Company upon its request therefor unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest with respect to such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption or repurchase notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.

SECTION 2.13. Tax Withholding. Notwithstanding anything to the contrary contained in this Indenture, the Company, the Trustee and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed from principal or interest payments hereunder. The Company, the Trustee and the Paying Agent shall reasonably cooperate with each other and shall provide each other with copies of documents or information reasonably necessary for the Company, the Trustee and the Paying Agent to comply with any withholding tax or tax information reporting obligations imposed on any of them, including any obligations, imposed pursuant to an agreement with a governmental authority.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 or paragraph 8(a) of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to such paragraph 5 or paragraph 8(a), as applicable, of the Securities.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Securities to be redeemed shall, in the case of Global Securities, be selected in accordance with the Depositary’s policies and procedures and, in the case of Definitive Securities, shall be selected by lot or by such other method as the Trustee considers fair and appropriate. Selection of Securities shall be made from outstanding Securities not previously called for redemption and may include portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them that are selected shall be in amounts of $2,000 or a whole multiple in excess of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. Notwithstanding the foregoing, if the Securities are represented by Global Securities, beneficial interests therein will be selected for redemption by DTC in accordance with its standard procedures therefor.

SECTION 3.03. Notice of Redemption. (i) At least 15 days but not more than 60 days before a date for redemption of Securities pursuant to paragraph 5 or paragraph 8(a) of the Securities, the Company shall cause to be delivered a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, or if not then ascertainable, the manner of calculation thereof;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least 40 days before the redemption date and at least five days prior to the Trustee giving the notice of redemption (unless a shorter period shall be acceptable to the Trustee).

SECTION 3.04. Effect of Notice of Redemption.

(a) Once notice of redemption is delivered, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to paragraph (b) of this Section 3.04, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

(b) Notice of redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Company and the Subsidiary Guarantors from their obligations with respect to such redemption).

SECTION 3.05. Deposit of Redemption Price. Prior to or on the redemption date, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to paragraph (b) of Section 3.04, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of redemption), on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due.

The Company shall pay interest on overdue principal at the rate per annum specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities, to the extent lawful.

SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that the Company shall be required also to provide to Holders any such information, documents or reports that are not so filed; provided further, however, that the filing of such reports and such other information and documents with the Commission through EDGAR (or any successor electronic reporting system of the Commission accessible to the public without charge) constitutes delivery to the Trustee for purposes of this sentence; provided, further, that, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, such reports (a) shall not be required to comply with Section 302 or 404 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the Commission or Item 601 of such Regulation S-K (with respect to exhibits), (b) shall not be required to comply with Section 13(r) of the Exchange Act (relating to the Iran Threat Reduction and Syrian Human Rights Act) or Rule 13p-1 under the Exchange Act and Form SD under the Exchange Act (relating to conflict minerals) and (c) shall not be required to contain a separate financial footnote for Guarantors and non-Guarantor Subsidiaries contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the Commission (except summary financial information with respect to non-Guarantor Subsidiaries of the type and scope included in the Offering Memorandum and Consent Solicitation Statement shall be required); and provided, further, that notwithstanding the requirements of Rule 3-05 of Regulation S-X promulgated by the Commission or any other law, rule or regulation would require that some or all of the financial statements of any acquired entity, business or assets be audited, the Company shall only be required to deliver financial statements to the extent actually obtained in connection with such acquisition (whether or not audited); and provided, further, that the Company shall in no event be required to provide any financial statements as of dates or for periods earlier or other than the dates or periods that would otherwise be required by such Rule 3-05 for any such acquisition.

At any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to any holder (including any beneficial owner) of the Securities or to any prospective purchaser of the Securities, the information required to be provided pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under this Section 4.02 for purposes of clause (i)(d) of Section 6.01 until 120 days after the date any report hereunder is due. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The Company will be deemed to have furnished the annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act as specified in this Section 4.02 if the Company or any parent entity of the Company has filed reports containing such information with the Commission or otherwise furnished such information to holders; provided that if such reports or information are filed or furnished, as applicable, by a parent entity of the Company, the same is accompanied by selected financial metrics or other disclosure that illustrates in reasonable detail the material differences (as determined in the Company’s sole discretion) between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

SECTION 4.03. Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt, unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence and no Default or Event of Default would be continuing following such Incurrence and application of proceeds and either:

(1) such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00; or

(2) such Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a) Debt of the Company evidenced by the Original Securities and of Restricted Subsidiaries, including any future Restricted Subsidiaries, evidenced by Guarantees relating to the Original Securities;

(b) Debt of the Company or a Restricted Subsidiary (including, without duplication, Guarantees thereof) (1) under any Credit Facilities, (2) Incurred pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction, (3) Incurred in respect of Capital Lease Obligations, (4) Incurred pursuant to Debt Issuances or (5) Incurred by a Receivables Entity, whether or not a Subsidiary Guarantor, in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary (except for Standard Securitization Undertakings); provided that the aggregate principal amount of all such Debt in clauses (1) through (5) hereof at any one time outstanding shall not, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, exceed the greater of:

(1) an amount equal to the greater of (x) $3,700 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the ABL Facilities, and not subsequently reinvested in Additional Assets or used to purchase Securities or Repay other Debt, pursuant to Section 4.06 and (y) the result of (i) 3.25 times the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements are available prior to such determination date (calculated in accordance with the definition of “Consolidated Interest Coverage Ratio”) minus (ii) $600.0 million; and

(2) the sum of the amount equal to (a) 60% of the book value of the inventory (determined using the first-in-first-out method of accounting) of the Company and the Restricted Subsidiaries and (b) 85% of the book value of the accounts receivables of the Company and the Restricted Subsidiaries, including any Receivables Entity that is a Restricted Subsidiary, with the amounts of such inventory and receivables calculated on a pro forma basis to give effect to, without duplication, all Investments, acquisitions, dispositions, mergers and consolidations made by the Company and its Restricted Subsidiaries on or prior to the date of such calculation;

(c) Debt of the Company outstanding on the Issue Date and consisting of the Existing Notes and of Subsidiary Guarantors, including any future Guarantor, consisting of guarantees relating to the Existing Notes;

(d) Debt Incurred after the Issue Date in respect of Purchase Money Debt, provided that the aggregate principal amount of such Debt does not exceed 80% of the Fair Market Value (on the date of Incurrence thereof) of the Property acquired, constructed, developed or leased, including additions and improvements thereto;

(e) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks and not for speculative purposes;

(h) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

(i) Debt in connection with one or more standby letters of credit, banker’s acceptance, performance or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(j) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (i) above or clause (v) below (including future Guarantees of such Debt to the extent guaranteed on the Issue Date and to the extent such future Guarantees are required by the terms of such Debt and to the extent such entity Guarantees the Securities);

(k) other Debt of the Company or a Restricted Subsidiary (including Guarantees thereof) in an aggregate principal amount outstanding at any one time not to exceed $600.0 million;

(l) Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, the Consolidated Interest Coverage Ratio of the Company (A) would be at least 2.0 to 1.0 or (B) would be equal to or greater than such Consolidated Interest Coverage Ratio immediately prior to such acquisition or transaction by which such Person became a Restricted Subsidiary;

(m) Debt arising from the honoring by a bank or other financial institution of a check or draft or other similar instrument inadvertently drawn against insufficient funds, provided that such Debt is extinguished within five Business Days of its Incurrence;

(n) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(o) Debt (including Guarantees thereof) in respect of Sale and Leaseback Transactions or Real Estate Financing Transactions involving only real property (and the related personal property) owned by the Company or a Restricted Subsidiary on or after the Issue Date in an aggregate principal amount outstanding at any one time not to exceed the greater of (1) $350.0 million and (2) 3.5% of Total Assets; provided that such Sale and Leaseback Transactions or Real Estate Financing Transactions may involve Property other than real property (and the related personal property) owned on or after the Issue Date to the extent the portion of the Debt related to such Property is permitted by another provision of this Section 4.03 at the time of Incurrence;

(p) Debt (including Guarantees thereof) in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations Incurred to finance the acquisition, construction and development of Property after the Issue Date, including additions and improvements thereto, provided that any reclassification of such Debt as a Capital Lease Obligation shall be deemed an Incurrence of such Debt;

(q) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this Section 4.03 and clauses (a), (c), (d), (j) and (l) above, this clause (q), and clause (v) below;

(r) Debt arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of such Debt will at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(s) Debt of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance or similar premiums or (ii) take-or-pay or similar obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(t) Guarantees of Debt Incurred by any joint venture entity or Unrestricted Subsidiary, not to exceed the greater of $200.0 million and 2.0% of Total Assets at any time outstanding;

(u) Debt Incurred by Subsidiaries that are not Subsidiary Guarantors not to exceed $250.0 million at any one time outstanding; and

(v) Debt of the Company outstanding on the Issue Date and consisting of the 2025 Notes and of Subsidiary Guarantors, including any future Guarantor, consisting of guarantees relating to the 2025 Notes.

Notwithstanding anything to the contrary contained in this Section 4.03, the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this Section 4.03 if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor.

For purposes of determining compliance with this Section 4.03, the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued. Furthermore, (1) in the event that an item of Debt meets the criteria of more than one of the types of Debt described herein, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses, (2) the Company will be entitled at the time of such Incurrence to divide and classify an item of Debt in more than one of the types of Debt described herein and (3) with respect to Debt permitted under clause (j) of this Section 4.03 in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations on the Issue Date, any reclassification of such Debt as a Capital Lease Obligation shall not be deemed an Incurrence of such Debt; provided, however, that (A) Debt outstanding under the Senior Secured Term Loan immediately following the Issue Date will be deemed to have been Incurred pursuant to clause (b) or (k) of the second paragraph of this Section 4.03, (B) all outstanding Debt under the Senior Secured Revolving Credit Facility immediately following the Issue Date will be deemed to have been Incurred pursuant to clause (b) or (k) of the second paragraph of this Section 4.03, (C) any Permitted Debt that is not Secured Debt may later be reclassified as having been Incurred pursuant to clause (1) of the first paragraph of this Section 4.03 to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification and (D) any Permitted Debt may later be reclassified as having been Incurred pursuant to any other clause of the second paragraph of this Section 4.03 to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification.

In connection with the Company’s or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Debt, the Company may elect, pursuant to an Officers’ Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Debt which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and:

(i) any subsequent incurrence of Debt under such commitment (so long as the total amount under such Debt does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an incurrence of additional Debt or an additional Lien at such subsequent time;

(ii) the Company may revoke an election of an Elected Amount at any time pursuant to an Officers’ Certificate delivered to the Trustee; and

(iii) for purposes of all subsequent calculations of the Consolidated Interest Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

SECTION 4.04. Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(a) a Default or Event of Default shall have occurred and be continuing;

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.03; or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which financial statements have been filed with the Commission (or, if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

(2) 100% of Capital Stock Sale Proceeds; plus

(3) the sum of:

(A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the beginning of the first fiscal quarter after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company; and

(B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet after the beginning of the first fiscal quarter after the Issue Date upon the conversion or exchange of any Debt (other than convertible or exchangeable Debt issued or sold after the beginning of the first fiscal quarter after the Issue Date) for Capital Stock (other than Disqualified Stock) of the Company;

excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees; and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange;

plus

(4) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances, payments of interest on Debt, distributions, liquidations or other transfers of Property made after the beginning of the first fiscal quarter after the Issue Date, in each case to the Company or any Restricted Subsidiary from such Person less the cost of the disposition of such Investments; and

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the beginning of the first fiscal quarter after the Issue Date);

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing limitation, the Company may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that, any such dividend following the Issue Date shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations or make any Investment, in each case on or after the Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that:

(1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations on or after the Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) so long as no Default or Event of Default has occurred and is continuing the repurchase or other acquisition on or after the Issue Date of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (x) $25.0 million in any year (with unused amounts for any year being carried over to the next succeeding year, but not to any subsequent year) and (y) any cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to employees, directors or consultants of the Company or any of its Subsidiaries that occur after the Issue Date and any cash proceeds from key man life insurance policies received after the Issue Date; provided further, however, that the Capital Stock Sale Proceeds from sales shall be excluded from the calculation pursuant to clause (c)(2) above and that the amount of such repurchases and other acquisitions following the Issue Date (other than those made with the cash proceeds from the sale of Capital Stock and proceeds from key man life insurance policies) shall be excluded in the calculation of the amount of Restricted Payments;

(e) make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(f) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Preferred Stock in the event of a Change of Control or an Asset Sale in accordance with provisions similar to those in Section 4.06 or 4.13; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sales Prepayment Offer, as applicable, as required with respect to the Securities and has completed the repurchase of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Sales Prepayment Offer; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement following the Issue Date shall be included in the calculation of the amount of Restricted Payments;

(g) repurchase Capital Stock of the Company deemed to be issued upon the exercise of stock options or warrants or similar rights (i) if such Capital Stock represent a portion of the exercise price of such options or warrants and (ii) for purposes of tax withholding by the Company in connection with such exercise or vesting; provided, however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;

(h) make any other Restricted Payments on or after the Issue Date not to exceed an aggregate amount of $75.0 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

(i) declare and pay Preferred Stock Dividends and dividends on Preferred Stock of the Company to the extent that (i) such Preferred Stock was incurred pursuant to clause (l) of the second paragraph of Section 4.03 and (ii) such dividends are included in Consolidated Interest Expense; provided, however, that such payments shall not be included in the calculation of Restricted Payments; and provided further that nothing contained in this clause (i) shall prevent the Company from declaring and paying such dividends pursuant to another clause of this Section 4.04; and

(j) enter into and perform under Guarantees incurred pursuant to clause (t) of the second paragraph of Section 4.03; provided, however, that any payments pursuant to such Guarantees shall be included in the calculation of Restricted Payments.

For purposes of determining compliance with this Section 4.04, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (a) through (j) above and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to the first paragraph of this Section 4.04, the Company may divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (a) through (j) and such first paragraph and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 4.04.

SECTION 4.05. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom (an “Initial Lien”), other than:

(a) in the case of any Initial Lien on any Collateral, such Initial Lien if such Initial Lien is a Permitted Lien; and

(b) in the case of any Initial Lien on any asset or Property not constituting or required to become Collateral, such Initial Lien if (i) the Securities and the Subsidiary Guarantees are equally and ratably secured with or, in the event such Initial Lien secures any subordinated indebtedness of the Company or the Restricted Subsidiaries, on a senior basis to the Obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

SECTION 4.06. Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration; and

(c) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

An amount equal to the Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay any Senior Obligations; or

(b) to reinvest in Additional Assets or Expansion Capital Expenditures (including by means of an Investment in Additional Assets or Expansion Capital Expenditures by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); provided, however, that if the assets that were the subject of such Asset Sale constituted Collateral, then (1) such Net Available Cash must be reinvested in Additional Assets that are pledged at the time as Collateral to secure the Securities or the Subsidiary Guarantees of the Securities, subject to the Notes Collateral Documents, or in Expansion Capital Expenditures to improve assets that constitute Collateral securing the Securities or the Subsidiary Guarantees of the Securities at the time and (2) if the assets that were the subject of such Asset Sale constituted Notes Priority Collateral and such Asset Sale was conducted outside the ordinary course of business, such Net Available Cash may not be reinvested in Additional Assets consisting of current assets acquired for use in the ordinary course of business.

If the Net Available Cash from an Asset Sale equals or exceeds $1.0 million, any Net Available Cash from such Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds the greater of $50.0 million or 0.75% of Total Assets (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the “Asset Sales Prepayment Offer”) the Securities which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds; and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Asset Sales Prepayment Offer; and

(2) the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Asset Sales Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sales Prepayment Offer that is pari passu in right of payment (without regard to security) with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.06 and requiring the Company to make an offer to purchase such Debt or otherwise repay such Debt at substantially the same time as the Asset Sales Prepayment Offer.

Within five Business Days after the Company is obligated to make an Asset Sales Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail or electronically, to the Holders, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sales Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the “Purchase Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 15 days nor later than 60 days from the date such notice is sent. Nothing shall prevent the Company from conducting an Asset Sales Prepayment Offer earlier than as set forth in this paragraph.

Not later than the date upon which written notice of an Asset Sales Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (a) the amount of the Asset Sales Prepayment Offer (the “Offer Amount”), (b) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Asset Sales Prepayment Offer is being made and (c) the compliance of such allocation with the provisions of clause (b) of the second paragraph of this Section 4.06. On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) in cash an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sales Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, in the case of Global Securities, Securities shall be settled in accordance with the Depositary’s policies and procedures and, in the case of Definitive Securities, the Company shall select the Securities to be purchased on a pro rata basis for all Securities (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof shall be purchased, provided that the unpurchased portion of any Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

SECTION 4.07. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

(b) make any loans or advances to the Company or any other Restricted Subsidiary; or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date;

(B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below; provided that (x) such restriction is no less favorable to the Holders in any material respect, as reasonably determined by the Board of Directors or senior management of the Company, than those under the agreement evidencing the Debt so Refinanced or (y) the restriction is not materially more restrictive, taken as a whole, than customary provisions in comparable financings, as reasonably determined by the Board of Directors or senior management of the Company;

(D) resulting from the Incurrence of any Debt permitted pursuant to Section 4.03; provided that (i) (x) the restriction is not materially more restrictive, taken as a whole, as reasonably determined by the Board of Directors or senior management of the Company, than the restrictions of the same type contained in this Indenture, (y) the restriction is not materially more restrictive, taken as a whole, as reasonably determined by the Board of Directors or senior management of the Company, than the restrictions of the same type contained in the Credit Agreement or (z) the restriction is not materially more restrictive, taken as a whole, than customary provisions in comparable financings, as reasonably determined by the Board of Directors or senior management of the Company, and (ii) that the Board of Directors or senior management of the Company determines, at the time of such financing, will not impair the Company’s ability to make payments as required under the Securities when due;

(E) existing by reason of applicable law, rule, regulation or order;

(F) any contractual requirements incurred with respect to Qualified Receivables Transactions relating exclusively to a Receivables Entity that, in the good faith determination of the principal financial officer of the Company, are customary for Qualified Receivables Transactions or in a factoring or similar transaction; or

(G) customary restrictions contained in joint venture and other similar agreements; and

(2) with respect to clause (c) only (and clause (a) with respect to clause (F) below), to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Securities or a Subsidiary Guarantee pursuant to Sections 4.03 and 4.05 that limit the right of the debtor to dispose of the Property securing such Debt;

(B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D) customary restrictions contained in agreements relating to the sale or other disposition of Property limiting the transfer of such Property pending the closing of such sale or following such sale if still in the possession of the Company or any of its Subsidiaries;

(E) resulting from purchase money obligations for Property acquired or Capital Lease Obligations that impose restrictions on the Property so acquired;

(F) resulting from restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with past practice or industry practice; or

(G) resulting from Liens permitted to be incurred under Section 4.05.

SECTION 4.08. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are:

(1) set forth in writing;

(2) in the best interest of the Company or such Restricted Subsidiary, as the case may be; and

(3) no less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company as determined by the Board of Directors (including a majority of the disinterested members of the Board of Directors) or senior management of the Company in good faith; and

(b) if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $25.0 million in any 12-month period, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this Section 4.08 as evidenced by a Board Resolution promptly delivered to the Trustee.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

(b) any Restricted Payment permitted to be made pursuant to Section 4.04 or any Permitted Investment;

(c) the payment of reasonable and customary compensation (including amounts paid pursuant to employee benefit plans) for the personal services of and related indemnities provided to officers, directors, consultants and employees of the Company or any of the Restricted Subsidiaries;

(d) loans (or cancellations thereof) and advances to employees made in the ordinary course of business in accordance with applicable law, provided that such loans and advances do not exceed $25.0 million in the aggregate at any one time outstanding;

(e) any transaction effected as part of a Qualified Receivables Transaction or pursuant to a factoring arrangement or any transaction involving the transfer of accounts receivable of the type specified in the definition of “Credit Facilities” and permitted under clause (b) of the second paragraph of Section 4.03;

(f) any Affiliate Transaction, if such Affiliate Transaction is with any Person solely in its capacity as a holder of Debt or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Person is treated no more favorably than any other holder of such Debt or Capital Stock of the Company or any of its Restricted Subsidiaries;

(g) any agreement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect as determined by the Company in good faith) or any transaction contemplated thereby;

(h) any Affiliate Transaction that involves aggregate payments or value to the Affiliate not in excess of $15.0 million;

(i) payments of indemnification obligations to officers, managers and directors of the Company or any Restricted Subsidiary to the extent required by the organizational documents of such entity or applicable law;

(j) any Affiliate Transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company;

(k) any Affiliate Transaction with any joint venture or special purpose entity engaged in a related business; provided that no more than 5% of the outstanding ownership interests of such joint venture or special purpose entity are owned by Affiliates of the Company;

(l) any Affiliate Transaction between the Company or any Restricted Subsidiary and any Person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person;

(m) issuances or sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates or employees of or consultants to the Company and granting and performance of registration rights in respect of such Capital Stock;

(n) an Affiliate Transaction in which the Company delivers to the Trustee a copy of a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor; and

(o) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Company or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the majority of disinterested members of Board of Directors or senior management of the Company in good faith).

SECTION 4.09. Guarantees by Subsidiaries. (a) (i) The Company shall cause each of its Subsidiaries that guarantees indebtedness under the Credit Agreement or any series of debt securities of the Company to Guarantee the Securities.

(ii) The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Guarantee the payment of any Debt or Capital Stock of the Company (other than Guarantees of Debt incurred under clause (b), (c), (d), (k) or (v) of the second paragraph of Section 4.03 or Guarantees permitted pursuant to clause (i) of the second paragraph of Section 4.03 or Guarantees permitted by clause (q) of the second paragraph of Section 4.03 as it relates to clause (c) or (v) of the second paragraph of Section 4.03), except that a Restricted Subsidiary that is not a Subsidiary Guarantor may Guarantee Debt of the Company; provided that:

(2) such Debt and the Debt represented by such Guarantee is permitted by Section 4.03;

(3) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture within ten Business Days in the form of Exhibit A hereto providing for a Guarantee of payment of the Securities by such Restricted Subsidiary; and

(4) such Guarantee of Debt of the Company:

(A) unless such Debt is a Subordinated Obligation, shall be pari passu (or subordinate) in right of payment to and on substantially the same terms as (or less favorable to such Debt than but without regards as to security interest) such Restricted Subsidiary’s Guarantee with respect to the Securities; and

(B) if such Debt is a Subordinated Obligation, shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Securities to at least the same extent as such Debt is subordinated to the Securities.

(b) Upon any Subsidiary becoming a Subsidiary Guarantor as described above, such Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(1) such Guarantee of the Securities has been duly executed and authorized; and

(2) such Guarantee of the Securities constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

The failure of any Restricted Subsidiary to provide a Guarantee if then prohibited to do so by any Debt of the Company or a Restricted Subsidiary shall not constitute a violation of the covenant described above; provided, however, that at the time such prohibition no longer exists if a Guarantee would then be required to comply with such clauses, such Restricted Subsidiary provides such Guarantee.

SECTION 4.10. Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) the Company or such Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.03; and

(2) create a Lien on such Property securing such Attributable Debt without also securing the Securities or the applicable Subsidiary Guarantee pursuant to Section 4.05; and

(b) such Sale and Leaseback Transaction is effected in compliance with Section 4.06; provided that such Sale and Leaseback Transaction constitutes an Asset Sale.

SECTION 4.11. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary and is not required to be a Subsidiary Guarantor pursuant to this Indenture; and

(b) either:

(1) (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under Section 4.04 and is treated as a Restricted Payment or Permitted Investment thereunder and following such designation, such Subsidiary is not Guaranteeing any Debt of the Company; or

(2) such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the requirements set forth in clause (i) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification as a Restricted Subsidiary or if such Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of this Section 4.11, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, (i) immediately after giving pro forma effect to such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (ii)(1) the Company could incur an additional $1.00 of Debt pursuant to clause (1) of the first paragraph of Section 4.03, or (2) the Consolidated Interest Coverage Ratio of the Company would be equal to or greater than such Consolidated Interest Coverage Ratio immediately prior to such designation.

Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the foregoing provisions; and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

SECTION 4.12. Additional Security Documents; After-Acquired Property. (a) From and after the Issue Date, if the Company or any Subsidiary of the Company executes and delivers in respect of any Property of such Person any mortgages, deeds of trust, security agreements, pledge agreements or similar instruments to secure Debt or other obligations that at the time constitute ABL Loan Obligations (except for a Foreign Subsidiary that does so solely in respect of Debt or other obligations of itself or another Foreign Subsidiary), then the Company will, or will cause such Subsidiary to, execute and deliver substantially identical mortgages, deeds of trust, security agreements, pledge agreements or similar instruments in order to vest in the Notes Collateral Agent a perfected first priority security interest or second priority security interest, as applicable, subject only to Permitted Liens, the Split Priority Intercreditor Agreement, the Pari Passu Intercreditor Agreement and any other applicable intercreditor agreement and/or collateral trust agreements, in such Property for the benefit of the Notes Collateral Agent on behalf of the holders of the Securities, among others, and thereupon all provisions of this Indenture relating to the Collateral will be deemed to relate to such Property to the same extent and with the same force and effect.

(b) From and after the Issue Date, in the event that additional ABL Loan Obligations or any additional notes or other Debt are incurred or issued, the Notes Collateral Agent will be authorized and required to enter into amendments, joinders or supplements to the Split Priority Intercreditor Agreement, the Pari Passu Intercreditor Agreement, other intercreditor agreements and/or collateral trust agreements (in each case in customary form, scope and substance), as applicable, to reflect the priority of the Liens securing any such debt.

(c) From and after the Issue Date, if any Subsidiary Guarantor acquires any property or asset that would constitute Collateral pursuant to the terms of the Collateral Documents, the applicable Subsidiary Guarantor will grant to the Holders a senior security interest (subject to Permitted Liens) upon such property or asset as security for the Securities.

SECTION 4.13. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date). If the purchase date is on or after a record date and on or before an Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Securities shall be subject to purchase. Securities may be purchased in part in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of a Security must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the surrendered Securities.

(b) Within 30 days following any Change of Control, the Company shall (1) either (x) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States or (y) file or furnish such notice on a Current Report on Form 8-K with the Commission through EDGAR (or any successor electronic reporting system of the Commission accessible to the public without charge) and (2) send, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Security Register, a notice stating: (A) that a Change of Control Offer is being made pursuant to this Section 4.13 and that all Securities timely tendered will be accepted for payment; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); (C) the circumstances and relevant facts regarding the Change of Control; and (D) the procedures that Holders must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment (which, in the case of Global Securities, will permit holders to effect such procedures through the Depositary).

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Restricted Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.13. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company pursuant to paragraph (f) of this Section 4.13, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(f) The Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer (it being understood that such third-party may make a Change of Control Offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this Section 4.13), (2) notice of redemption with respect to the Securities has been given pursuant to paragraph 5 of the Securities, unless there is a default in payment of the applicable redemption price, or (3) (i) no Default or Event of Default has occurred and is continuing, (ii) the Change of Control transaction has been approved by the Board of Directors and (iii) the Securities have received an Investment Grade Rating (with a stable or better outlook) from both of the Rating Agencies during the period that begins 60 days prior to the earlier of (1) a Change of Control and (2) public notice of a Change of Control or of the intention by the Company to effect a Change of Control and ending 60 days after the applicable Change of Control.

(g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

(h) A Change of Control Offer may be made in advance of a Change of Control, and conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.15. Covenant Suspension. (a) During any period of time (the first date in any such period, the “Suspension Date”) that:

(1) the Securities have Investment Grade Ratings from both Rating Agencies and

(2) no Default or Event of Default has occurred and is continuing,

the Company and the Restricted Subsidiaries will not be subject to the following Sections of this Indenture: Section 4.03, Section 4.04, Section 4.06, Section 4.07, Section 4.08, clauses (a)(1) and (b) of Section 4.10, clause (ii) of the fourth paragraph of Section 4.11, and clause (a)(5) of Section 5.01 (collectively, the “Suspended Covenants”). The Company agrees to notify the Trustee, in writing, in the event the covenants are suspended pursuant to this Section 4.15.

(b)        Solely for the purpose of determining the amount of Permitted Liens under Section 4.05 during any Suspension Period (as defined below) and without limiting the Company’s or any Restricted Subsidiary’s ability to Incur Debt during any Suspension Period, to the extent that calculations in Section 4.05 refer to Section 4.03, such calculations shall be made as though Section 4.03 remains in effect during the Suspension Period. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of paragraph (a) of this Section 4.15 and, on any subsequent date (the “Reversion Date”), one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will notify the Trustee, in writing, of the occurrence of such event and, whether or not such notice is given, shall thereafter again be subject to the Suspended Covenants. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of Section 4.03 (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of Section 4.03, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (j) of the second paragraph of Section 4.03. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect during the entire period of time from the Issue Date. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 4.04 following any Reversion Date, and the items specified in clauses (c)(1) through (c)(4) of the first paragraph of Section 4.04 will increase the amount available to be made under the first paragraph thereof following any Reversion Date. For purposes of determining compliance with the first five paragraphs of Section 4.06, on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

SECTION 4.16. Financial Calculations for Limited Condition. When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted under this Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that:

(a) if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized; and

(b) if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Debt and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before consummation of such Limited Condition Acquisition, unless and until such Limited Condition Acquisition has been abandoned, as determined in good faith by the Company.

SECTION 4.17. Statement as to Compliance.

The Company will deliver to the Trustee within 120 days after the end of each fiscal year ending after the Issue Date, a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

SECTION 4.18. Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

ARTICLE V

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(1) the Company will be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that if the Surviving Person is not a corporation (or limited liability company) satisfying the requirements of this clause (1), there shall be an obligor or a co-obligor that is a corporation (or limited liability company) that satisfies the requirements of this clause (1);

(2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person (including its Subsidiaries);

(4) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (4) and clause (5) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (A) the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of Section 4.03 or (B) the Surviving Person would have a Consolidated Interest Coverage Ratio which is not less than the Consolidated Interest Coverage Ratio of the Company immediately prior to such transaction or series of transactions; and

(6) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Notwithstanding the foregoing, if the Company effects a consolidation, merger or sale, conveyance, assignment, transfer, lease or other disposition of substantially all of its assets, the condition set forth above shall not apply to a transaction involving a Surviving Person which is otherwise subject to the foregoing provisions if: (i) the Surviving Person (1) was formed for the purpose of effecting such transaction, (2) did not engage in any material business prior to such transaction (other than in connection with such transaction), (3) immediately prior to such transaction had no Debt or liabilities, contingent or otherwise, of any kind, (4) immediately after such transaction had no additional Debt or liabilities, contingent or otherwise, of any kind in excess of that which the Company had immediately prior to such transaction (other than Permitted Debt) and (5) immediately after such transaction was engaged in the same business as the Company was engaged in immediately prior to such transaction, and (ii) the holders of the outstanding Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, the outstanding Voting Stock of the Surviving Person immediately after the transaction in substantially the same proportion as before the transaction.

(b) The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor, or a merger of a Subsidiary Guarantor into the Company or another Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(1) such Subsidiary Guarantor will be the Surviving Person or the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by a Subsidiary Guarantee or a supplement to the ABL Subsidiary Guarantee Agreement or a supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (3), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(4) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing provisions (other than clause (3)) shall not apply to (A) any transactions which do not constitute an Asset Sale if the Subsidiary Guarantor is otherwise being released from its Subsidiary Guarantee at the time of such transaction in accordance with this Indenture and the Notes Collateral Documents or (B) any transactions which constitute an Asset Sale if the Company has complied with Section 4.06 and the Subsidiary Guarantor is released from its Subsidiary Guarantee at the time of such transaction in accordance with this Indenture and the Notes Collateral Documents.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be) and the Company or the applicable Subsidiary Guarantor shall be released from its obligations under this Indenture other than in the case of a lease (in which case the predecessor Company shall not be released from its obligation to pay the principal of, premium, if any, and interest on the Securities). Subject to the foregoing, following the merger, consolidation or amalgamation of the Company or any Subsidiary Guarantor or the sale, transfer, assignment, conveyance or other disposition of all or substantially all the Company’s or a Subsidiary Guarantor’s Property in any one transaction or series of transactions, all references to “the Company” in this Indenture (or to the “Subsidiary Guarantor” under the Subsidiary Guarantee) shall be deemed to refer to the Surviving Person.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default. (i) The following events shall be “Events of Default”:

(a) the Company fails to make the payment of any interest on any of the Securities when the same becomes due and payable, and such failure continues for a period of 30 days;

(b) the Company fails to make the payment of any principal of, or premium, if any, on any of the Securities when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(c) the Company fails to comply with Article V;

(d) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clauses (a), (b) or (c)) and such failure continues for 30 days after written notice is given to the Company as provided below;

(e) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the final maturity of such Debt, or failure to pay any such Debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $150.0 million or its foreign currency equivalent at the time;

(f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(4) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(2) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(3) orders the winding up or liquidation of the Company or any Significant Subsidiary;

and in each such case the order or decree remains unstayed and in effect for 45 days;

(h) any judgment or judgments (but for the avoidance of doubt, not including any settlements) for the payment of money in an aggregate amount in excess of $150.0 million or its foreign currency equivalent at the time and then outstanding of the Company that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied, bonded, insured (which may be in part) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(i) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Notes Collateral Documents and this Indenture) and such default continues for 20 days after notice as provided below or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee (the “guarantee provisions”); and

(j) any default by the Company or any Subsidiary Guarantor in the performance of any of its obligations under the Notes Collateral Documents (after the lapse of any applicable grace periods) or this Indenture which adversely affects the enforceability, validity, perfection or priority of the applicable Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, or the repudiation or disaffirmation by the Company or any Subsidiary Guarantor that is a Significant Subsidiary of any of its obligations under the Notes Collateral Documents or the determination of a judicial proceeding that the Notes Collateral Documents are unenforceable or invalid against the Company or any Subsidiary Guarantor that is a Significant Subsidiary for any reason.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d), (i) or (j) of this Section 6.01(i) is not an Event of Default until the Trustee notifies the Company of such Default or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Default. Such notice must specify the Default, demand that it be remedied and state that such notice is a “notice of Default”.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(ii)(a) Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder to the Company and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities in lieu of DTC or its nominee.

(b) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder providing such Noteholder Direction was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Securities held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred.

(c)  For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any holder or any other Person in connection with any Noteholder Direction or to determine whether or not any holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

SECTION 6.02. Acceleration. If an Event of Default with respect to the Securities (other than an Event of Default specified in Section 6.01(i)(f) or 6.01(i)(g) with respect to the Company) shall have occurred and be continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare to be immediately due and payable the principal amount at maturity of all the Securities then outstanding, plus accrued but unpaid interest to the date of acceleration on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(i)(f) or 6.01(i)(g) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind and annul such declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action or following any direction hereunder, the Trustee shall be entitled to indemnification or security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder or Holders shall have offered indemnity reasonably satisfactory to the Trustee to pursue a remedy; and

(3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Holder shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal of and premium, if any, or interest payable with respect to such Security on or after the applicable due date specified in such Security.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i)(a) or (i)(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders (it being understood it shall be under no obligation to do so), to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities of the applicable series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal. premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

THIRD: to the Company or as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section, and the provisions of this Article VII (except Section 7.01(a) and the lead-in to Section 7.01(b)) shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) a Trust Officer of the Trustee has received written notice thereof from the Company or any Holder and such notice references the Securities and this Indenture.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that, subject to paragraph (b) of Section 7.01, the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. [Reserved].

SECTION 7.07. Compensation and Indemnity. The Company and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Trust Officer has received notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or termination of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(i)(f) or (i)(g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities the outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee; provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Trustee, such consent not to be unreasonably withheld. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, and (in the case of a removal by Holders) such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall cause to be delivered a notice of its succession to Holders. The retiring Trustee shall upon payment of its outstanding fees, expenses and all amounts due it hereunder promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 or Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in the second paragraph of Section 8.04) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the delivery of a notice of redemption pursuant to Article III, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company irrevocably deposits with the Trustee funds (comprised of cash to be held uninvested and/or U.S. Government Obligations) sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, and 4.14 and the operation of Sections 6.01(i)(e), 6.01(i)(f), 6.01(i)(g), 6.01(i)(h), 6.01(i)(i) or 6.01(i)(j) (but, in the case of Sections 6.01(i)(f) and (i)(g), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(5) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(i)(d) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(i)(e), 6.01(i)(f), 6.01(i)(g), 6.01(i)(h), 6.01(i)(i) or 6.01(i)(j) (with respect only to Significant Subsidiaries in the case of Sections 6.01(i)(f) and 6.01(i)(g)) or because of the failure of the Company to comply with the limitations contained in Section 5.01(a)(5). If the Company exercises its legal defeasance option or its covenant defeasance option, the Liens, as they pertain to the Securities, will be released and each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee, as it pertains to the Securities.

Upon satisfaction of the conditions set forth herein and upon written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, Article VII, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07 and 8.05 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, which through the scheduled payments of principal and interest thereon will provide funds in an amount sufficient, or a combination thereof sufficient (without any reinvestment of the income therefrom) to pay the principal of, premium, if any, and interest on the Securities to maturity or redemption, as the case may be, and the Company shall have specified whether the Securities are being defeased to maturity or to a particular Redemption Date;

(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(c) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than any Default or Event of Default resulting from the borrowing of funds (and granting of related Liens) to fund the deposit);

(e) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that

(1) the Company has received from the Internal Revenue Service a ruling; or

(2) since the date of this Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(h) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or such Paying Agent with respect to such money shall thereupon cease.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders. Without the consent of any Holders, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities and, subject to any other consent required under the terms of the applicable Notes Collateral Documents, such Notes Collateral Documents, in each case without notice to:

(a) cure any ambiguity, omission, defect or inconsistency;

(b) provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture or any Notes Collateral Documents;

(c) provide for uncertificated Securities in addition to or in place of certificated Securities;

(d) add additional Guarantees with respect to the Securities or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of this Indenture or the Subsidiary Guarantees;

(e) further secure the Securities (and if such security interest includes Liens on Property of the Company, provide for releases of such Property on terms comparable to the terms on which Collateral constituting Property of Subsidiary Guarantors may be released) release any Collateral used sold, transferred or otherwise disposed of in accordance with the terms of the Senior Debt Documents, add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders or surrender any right or power herein conferred upon the Company;

(f) make any change to this Indenture, the Securities or the Subsidiary Guarantees that does not adversely affect the rights of any Holder in any material respect;

(g) [Reserved];

(h) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee;

(i) conform the text of this Indenture, the Subsidiary Guarantees or the Securities to any provision under the caption “Description of New Notes” in the Offering Memorandum and Consent Solicitation Statement to the extent that such provision in this Indenture, the Subsidiary Guarantees or the Securities was intended to be a substantially verbatim recitation of a provision under the caption “Description of New Notes” in the Offering Memorandum and Consent Solicitation Statement, as evidenced by an Officers’ Certificate delivered by the Company to the Trustee;

(j) comply with the rules of any applicable securities depositary; provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer the Securities; or

(k) make any amendment to the provisions of this Indenture relating to the transfer and legending or de-legending of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in the Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer the Securities.

After an amendment under this Section 9.01 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders. (a) The Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities or, subject to any other consent required under the terms of the applicable Notes Collateral Documents, such Notes Collateral Documents, waive any past default or compliance with any provisions (except, in the case of this Indenture, as provided in Section 6.04) and the Subsidiary Guarantee provided by a Subsidiary Guarantors may be released, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Holder affected thereby, an amendment may not:

(1) amend this Indenture to reduce the amount of Securities whose Holders are required to consent to an amendment or waiver;

(2) amend this Indenture to reduce the rate of or extend the time for payment of interest on any Security;

(3) amend this Indenture to reduce the principal of or extend the Stated Maturity of any Security;

(4) amend this Indenture to make any Security payable in money other than that stated in the Security;

(5) amend this Indenture or any Subsidiary Guarantee to impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities or any Subsidiary Guarantee (except as set forth in the Split Priority Intercreditor Agreement and the Pari Passu Intercreditor Agreement);

(6) amend this Indenture or any Subsidiary Guarantee to subordinate the Securities or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor (except as set forth in the Split Priority Intercreditor Agreement and the Pari Passu Intercreditor Agreement);

(7) amend this Indenture to reduce the premium payable upon the redemption of any Security or change the time (other than amendments related to notice provisions) at which any Security may be redeemed in accordance with Article III;

(8) amend this Indenture, at any time after a Change of Control has occurred, to (A) reduce the premium payable upon a Change of Control, (B) amend the definition of “Change of Control” or (C) change the time at which any Change of Control Offer relating thereto must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer; or

(9) at any time after the Company is obligated to make an Asset Sales Prepayment Offer with the Excess Proceeds from Asset Sales, amend this Indenture to change the time at which such Asset Sales Prepayment Offer must be made or at which the Securities must be repurchased pursuant thereto.

(b) The foregoing Section 9.02(a) will not limit the right of the Company to amend, waive or otherwise modify any Notes Collateral Document in accordance with its terms.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall deliver to each Holder at such Holder’s address appearing in the Security Register a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. [Intentionally Omitted].

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment or release authorized pursuant to this Article IX if the amendment or release does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or release does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing such amendment or release the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or release is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, on a senior secured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; or (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 5.01(b), 8.01(b) and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02. Contribution. Each of the Company and any Subsidiary Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto after the Issue Date, the date of the supplemental indenture executed and delivered by such Subsidiary Guarantor).

SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article X (other than any obligation that may have arisen under Section 10.02):

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor), transfer or other disposition (including by way of consolidation or merger) of Capital Stock of such Subsidiary Guarantor; provided, however, that (i) such sale, transfer or other disposition is otherwise permitted by this Indenture, (ii) such Subsidiary Guarantor is no longer a Restricted Subsidiary and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06; or

(2) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor), transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor; provided, however, that (i) such sale, transfer or other disposition is otherwise permitted by the Senior Debt Documents and (ii) the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06; or

(3) upon request of the Company without consent of any Holder unless, within 20 Business Days after written notice of the proposed release of such Subsidiary Guarantor is delivered to the Trustee and Holders of 25% of the outstanding principal amount of Securities deliver to the Company a written objection to such release; or

(4) with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities then outstanding (in accordance with Section 9.02); or

(5) upon defeasance of the Securities pursuant to Article VIII; or

(6) upon the full satisfaction of the Company’s obligations under this Indenture pursuant to Section 8.01(a) or otherwise in accordance with the terms of this Indenture; or

(7) upon a designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the definition thereof or in the event that such Subsidiary Guarantor ceases to be a Restricted Subsidiary in accordance with the provisions of this Indenture; or

(8) upon the release or discharge of any Guarantee in respect of any Debt that resulted in the issuance after the Issue Date of the Subsidiary Guarantee by such Subsidiary Guarantor, provided that, following such release or discharge, such Subsidiary is not Guaranteeing any other Debt of the Company (other than any Guarantee that would not require such Subsidiary to Guarantee the Securities pursuant to Section 4.09); or

(9) upon the release or discharge of the Guarantee by such Subsidiary Guarantor of indebtedness under the Credit Agreement and each series of debt securities of the Company (which may be simultaneous with the release contemplated hereby), except a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to Guarantee the Securities pursuant to Section 4.09).

At the request of the Company, the Trustee shall execute and deliver any documents, instructions, or instruments (in form and substance reasonably satisfactory to the Trustee) evidencing any such release.

SECTION 10.07. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.09 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that:

(A) such supplemental indenture has been duly executed and authorized; and

(B) the Guarantee of such Subsidiary Guarantor constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

ARTICLE XI

Miscellaneous

SECTION 11.01. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) (or, if to a Holder for whom DTC is the record owner, electronically through DTC) and addressed as follows:

if to the Company:

Rite Aid Corporation

30 Hunter Lane

Camp Hill, Pennsylvania 17011

facsimile: 717-760-7867

Attention of: Marc A. Strassler, Esq.

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 700

Chicago, IL 60602

facsimile: 312-827-8542

Attention of: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) except in the case of Section 3.01 under which an opinion will not be required, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.03. Statements Required in Certificate or Opinion. Each certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with,

Each opinion with respect to compliance with a covenant or condition provided for in this Indenture shall be in form and substance reasonably satisfactory to the party requesting such opinion and the party giving such opinion.

SECTION 11.04. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.05. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

SECTION 11.06. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.07. Governing Law. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.08. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 11.09. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.11. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.12. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE, AND THE HOLDERS BY ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.14. Submission to Jurisdiction. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 11.15. Electronic Signatures. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

ARTICLE XII

Collateral

SECTION 12.01. Appointment and Authority of Notes Collateral Agent. The Trustee hereby irrevocably appoints, and each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the appointment of The Bank of New York Mellon Trust Company, N.A. as the Notes Collateral Agent under the Notes Collateral Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Subsidiary Guarantors to secure any of the Notes Obligations, together with such powers and discretion as are reasonably incidental thereto.

SECTION 12.02. Authorization of Actions to be Taken. Each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Notes Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Notes Collateral Agent to enter into the Notes Collateral Documents to which it is a party, and authorizes and empowers the Notes Collateral Agent to bind the holders of Securities and other holders of Notes Obligations as set forth in the Notes Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of this Indenture or the Notes Collateral Documents.

SECTION 12.03. Authorization of Trustee. (a) The Trustee is authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed to the Notes Collateral Agent under the Collateral Documents to which the Notes Collateral Agent is a party and, subject to the terms of the Collateral Documents and Intercreditor Agreements, to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(b) Subject to the Split Priority Intercreditor Agreement, the Pari Passu Intercreditor Agreement and at the Company’s sole cost and expense, the Trustee is authorized and empowered to institute and maintain, or direct the Notes Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Liens securing the Securities or the Notes Collateral Documents to which the Notes Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Notes Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any security interest created or intended to be created by the Notes Collateral Documents or otherwise be prejudicial to the interests of Holders or the Trustee.

(c) Notwithstanding anything to the contrary herein, any enforcement of the Subsidiary Guarantees or any remedies with respect to the Collateral under the Collateral Documents is subject to the provisions of the Pari Passu Intercreditor Agreement and the Split Priority Intercreditor Agreement and the other Intercreditor Agreements then in effect.

SECTION 12.04. Insurance. (a) For so long as the Securities are secured by Collateral, the Company will, and will cause each of its Subsidiaries to, (i) maintain (either in the name of the Company or in such Subsidiary’s own name), with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) furnish to the Notes Collateral Agent (or any representatives designated thereby), upon the request of the Notes Collateral Agent, information in reasonable detail as to the insurance so maintained.

(b) The Company hereby covenants to use commercially reasonable efforts to cause, prior to the date that is 60 days following the Issue Date (and in any event will cause, within 120 days following the Issue Date), the Notes Collateral Agent to be named (through an endorsement or amendment to the applicable policy) as an additional insured and lender’s loss payee on all liability insurance policies of the Company and the Subsidiary Guarantors for which the administrative agent under the ABL Facilities or the ABL Collateral Agent is named as an additional insured or lender’s loss payee, respectively, and, if applicable, mortgagee on all property and casualty insurance policies of the Company and the Subsidiary Guarantors for which such administrative agent or the ABL Collateral Agent is so named. If at any time there ceases to be a Credit Agreement or ABL Facilities, the Company and the Subsidiary Guarantors shall continue to cause the Notes Collateral Agent to be so named as contemplated in this paragraph with respect to any liability, property and casualty insurance policies that insure the Collateral. The Company and the Subsidiary Guarantors shall exercise commercially reasonable efforts to cause the insurance providers of such policies to endeavor to give 30 days’ notice to the Notes Collateral Agent of cancellation of all such property and casualty insurance policies of the Company and the Subsidiary Guarantors (or at least 10 days’ prior written notice in the case of cancellation of such issuance due to non-payment).

SECTION 12.05. Replacement of Notes Collateral Agent. The Notes Collateral Agent may resign at any time by so notifying the Company and the Trustee. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Notes Collateral Agent by so notifying the Notes Collateral Agent and may appoint a successor Notes Collateral Agent; provided that such successor Notes Collateral Agent is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, or an Affiliate thereof (an “Eligible Collateral Agent”); provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Notes Collateral Agent, such consent not to be unreasonably withheld. The Company shall remove the Notes Collateral Agent if:

(1) the Notes Collateral Agent fails to be an Eligible Collateral Agent;

(2) the Notes Collateral Agent is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Notes Collateral Agent or its property; or

(4) the Notes Collateral Agent otherwise becomes incapable of acting.

If the Notes Collateral Agent resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, and (in the case of a removal by Holders) such Holders do not reasonably promptly appoint a successor Notes Collateral Agent, or if a vacancy exists in the office of Notes Collateral Agent for any reason (the Notes Collateral Agent in such event being referred to herein as the retiring Notes Collateral Agent), the Company shall promptly appoint a successor Notes Collateral Agent.

A successor Notes Collateral Agent shall deliver a written acceptance of its appointment to the retiring Notes Collateral Agent and to the Company. Thereupon the resignation or removal of the retiring Notes Collateral Agent shall become effective, and the successor Notes Collateral Agent shall have all the rights, powers and duties of the Notes Collateral Agent under this Indenture and under the Notes Collateral Documents. The successor Notes Collateral Agent shall cause to be delivered a notice of its succession to Holders. The retiring Notes Collateral Agent shall upon payment of its outstanding fees and expenses hereunder promptly transfer all property held by it as Notes Collateral Agent to the successor Notes Collateral Agent.

If a successor Notes Collateral Agent does not take office within 60 days after the retiring Notes Collateral Agent resigns or is removed, the retiring Notes Collateral Agent or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Notes Collateral Agent.

If the Notes Collateral Agent fails to be an Eligible Collateral Agent, any Holder who has been a bona fide Holder of a Security for at least six months may petition at the expense of the Company any court of competent jurisdiction for the removal of the Notes Collateral Agent and the appointment of a successor Notes Collateral Agent.

Notwithstanding the replacement of the Notes Collateral Agent pursuant to this Section 12.05, the provisions of this Article shall continue for the benefit of the retiring Notes Collateral Agent.

1

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

RITE AID CORPORATION,

By	/s/ Matt Schroeder
Name:	Matt Schroeder
Title:	Chief Financial Officer

2

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO,
1515 WEST STATE STREET BOISE, IDAHO, LLC
1740 ASSOCIATES, LLC
4042 WARRENSVILLE CENTER ROAD - WARRENSVILLE OHIO, INC.
5277 ASSOCIATES, INC.
5600 SUPERIOR PROPERTIES, INC.
APEX DRUG STORES, INC.
BROADVIEW AND WALLINGS-BROADVIEW HEIGHTS OHIO, INC.
ECKERD CORPORATION
EDC DRUG STORES, INC.
GDF, INC.
GENOVESE DRUG STORES, INC.
GETTYSBURG AND HOOVER - DAYTON, OHIO, LLC
HARCO, INC.
JCG (PJC) USA, LLC
JCG HOLDINGS (USA), INC.
K & B ALABAMA CORPORATION
K & B LOUISIANA CORPORATION
K & B MISSISSIPPI CORPORATION
K & B SERVICES, INCORPORATED
K & B TENNESSEE CORPORATION
K & B TEXAS CORPORATION
K & B, INCORPORATED
LAKEHURST AND BROADWAY CORPORATION
MAXI DRUG NORTH, INC.
MAXI DRUG, INC.
MAXI GREEN, INC.
MUNSON & ANDREWS, LLC
NAME RITE, LLC
P.J.C. DISTRIBUTION, INC.
P.J.C. REALTY CO., INC.
PDS-1 MICHIGAN, INC.
PERRY DISTRIBUTORS, INC.
PERRY DRUG STORES, INC.
PJC LEASE HOLDINGS, INC.
PJC MANCHESTER REALTY LLC
PJC OF MASSACHUSETTS, INC.
PJC OF RHODE ISLAND, INC.
PJC OF VERMONT, INC.
PJC PETERBOROUGH REALTY LLC
PJC REALTY MA, INC.
PJC REVERE REALTY LLC
PJC SPECIAL REALTY HOLDINGS, INC.
RDS DETROIT, INC.
READ'S, INC.

3

RITE AID DRUG PALACE, INC.
RITE AID HDQTRS. CORP.
RITE AID HDQTRS. FUNDING, INC.
RITE AID LEASE MANAGEMENT COMPANY
RITE AID OF CONNECTICUT, INC.
RITE AID OF DELAWARE, INC.
RITE AID OF GEORGIA, INC.
RITE AID OF INDIANA, INC.
RITE AID OF KENTUCKY, INC.
RITE AID OF MAINE, INC.
RITE AID OF MARYLAND, INC.
RITE AID OF MICHIGAN, INC.
RITE AID OF NEW HAMPSHIRE, INC.
RITE AID OF NEW JERSEY, INC.
RITE AID OF NEW YORK, INC.
RITE AID OF NORTH CAROLINA, INC.
RITE AID OF OHIO, INC.
RITE AID OF PENNSYLVANIA, LLC
RITE AID OF SOUTH CAROLINA, INC.
RITE AID OF TENNESSEE, INC.
RITE AID OF VERMONT, INC.
RITE AID OF VIRGINIA, INC.
RITE AID OF WASHINGTON, D.C., INC.
RITE AID OF WEST VIRGINIA, INC.
RITE AID ONLINE STORE INC.
RITE AID PAYROLL MANAGEMENT INC.
RITE AID REALTY CORP.
RITE AID ROME DISTRIBUTION CENTER, INC.
RITE AID SPECIALTY PHARMACY LLC
RITE AID TRANSPORT, INC.
RITE INVESTMENTS CORP.
RITE INVESTMENTS CORP., LLC
RX CHOICE, INC.
THE JEAN COUTU GROUP (PJC) USA, INC.
THE LANE DRUG COMPANY
THRIFT DRUG, INC.
THRIFTY CORPORATION
THRIFTY PAYLESS, INC.
MAXI DRUG SOUTH, L.P.

By	/s/ Matt Schroeder
Name:	Matt Schroeder
Title:	Vice President & Treasurer

4

REDICLINIC, LLC
RCMH, LLC
REDICLINIC ASSOCIATES, INC.
REDICLINIC OF PA, LLC

By	/s/ Matt Schroeder
Name:	Matt Schroeder
Title:	Chief Financial Officer

5

HEALTH DIALOG SERVICES CORPORATION

By	/s/ Thomas Roberts
Name:	Thomas Roberts
Title:	Secretary

6

ENVISION PHARMACEUTICAL HOLDINGS, LLC
ENVISION PHARMACEUTICAL SERVICES LLC (NEVADA)
ENVISION PHARMACEUTICAL SERVICES, LLC (OHIO)
ASCEND HEALTH TECHNOLOGY, LLC
LAKER SOFTWARE, LLC
HUNTER LANE, LLC
ORCHARD PHARMACEUTICAL SERVICES, LLC
ENVISION MEDICAL SOLUTIONS, LLC
ADVANCE BENEFITS, LLC
DESIGN RX HOLDINGS, LLC
DESIGN RX, LLC
DESIGNRXCLUSIVES, LLC
RX INITIATIVES, L.L.C.
FIRST FLORIDA INSURERS OF TAMPA, LLC
MEDTRAK SERVICES, L.L.C.
RX OPTIONS, LLC
ENVISIONRX PUERTO RICO, INC.

By	/s/ Matt Schroeder
Name:	Matt Schroeder
Title:	Vice President & Assistant Secretary

7

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

8

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS NOTES COLLATERAL AGENT,

By	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

SCHEDULE A

Subsidiary Guarantors

A. Rite Aid Subsidiary Guarantors

1515 West State Street Boise, Idaho, LLC
1740 Associates, LLC
4042 Warrensville Center Road - Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.
Apex Drug Stores, Inc.
Broadview and Wallings-Broadview Heights Ohio, Inc.
Eckerd Corporation
EDC Drug Stores, Inc.
Envisionrx Puerto Rico, Inc.
GDF, Inc.
Genovese Drug Stores, Inc.
Gettysburg and Hoover - Dayton, Ohio, LLC
Harco, Inc.
Health Dialog Services Corporation
JCG (PJC) USA, LLC
JCG Holdings (USA), Inc.
K & B Alabama Corporation
K & B Louisiana Corporation
K & B Mississippi Corporation
K & B Services, Incorporated
K & B Tennessee Corporation
K & B Texas Corporation
K & B, Incorporated
Lakehurst and Broadway Corporation
Maxi Drug North, Inc.
Maxi Drug, Inc.
Maxi Green, Inc.
Munson & Andrews, LLC
Name Rite, LLC
P.J.C. Distribution, Inc.
P.J.C. Realty Co., Inc.
PDS-1 Michigan, Inc.
Perry Distributors, Inc.
Perry Drug Stores, Inc.
PJC Lease Holdings, Inc.
PJC Manchester Realty LLC
PJC of Massachusetts, Inc.
PJC of Rhode Island, Inc.
PJC of Vermont, Inc.
PJC Peterborough Realty LLC

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PJC Realty MA, Inc.
PJC Revere Realty LLC
PJC Special Realty Holdings, Inc.
RDS Detroit, Inc.
READ’S, Inc.
RediClinic, LLC
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding, Inc.
Rite Aid Lease Management Company
Rite Aid of Connecticut, Inc.
Rite Aid of Delaware, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, LLC (Formerly Rite Aid of Pennsylvania, Inc.)
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Rite Aid Online Store Inc.
Rite Aid Payroll Management Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution Center, Inc.
Rite Aid Specialty Pharmacy LLC
Rite Aid Transport, Inc.
Rite Investments Corp.
Rite Investments Corp., LLC
Rx Choice, Inc.
The Jean Coutu Group (PJC) USA, Inc.
The Lane Drug Company
Thrift Drug, Inc.
Thrifty Corporation
Thrifty PayLess, Inc.
Envision Pharmaceutical Holdings LLC

3

RX Options, LLC
Envision Pharmaceutical Services, LLC
Envision Pharmaceutical Services, LLC
Orchard Pharmaceutical Services, LLC
Envision Medical Solutions, LLC
First Florida Insurers of Tampa, LLC
Advance Benefits, LLC
Design Rx Holdings LLC
Rx Initiatives, L.L.C.
Design Rxclusives, LLC
Design Rx, LLC
Ascend Health Technology LLC
Laker Software, LLC
MedTrak Services, L.L.C.
RCMH, LLC
RediClinic of PA, LLC
Maxi Drug South, L.P.
RediClinic Associates, Inc.
Hunter Lane, LLC

APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A, TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S AND, SUBJECT TO THE APPLICABLE PURCHASE AGREEMENT, TO INSTITUTIONAL ACCREDITED INVESTORS.

PROVISIONS RELATING TO SECURITIES

1.    Definitions

1.1  Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Original Securities” means Securities in the aggregate principal amount of $849,918,000 issued on July 27, 2020.

“Purchase Agreement” means (a) with respect to the Original Securities, the Offering Memorandum and Consent Solicitation statement dated June 25, 2020 relating to the Original Securities, or (b) with respect to any sale of Securities by the Company after the Issue Date, any similar offering memorandum or any purchase agreement or underwriting agreement relating to such sale.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the 8.000% Senior Secured Notes due 2026, to be issued from time to time, in one or more series as provided for in this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

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1.2  Other Definitions

Defined in
Term	Section:

“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“IAI Global Security”	2.1(a)
“Regulation S”	2.1
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1
“Rule 144A Global Security”	2.1(a)

2.    The Securities

2.1   Form and Dating

The Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). The Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfer set forth herein.

(a)  Global Securities. Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”), Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the “Regulation S Global Security”) and, subject to Section 2.4 hereof, Securities transferred subsequent to the initial resale thereof to IAIs shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the “IAI Global Security”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The Rule 144A Global Security, IAI Global Security, and Regulation S Global Security are collectively referred to herein as “Global Securities.” The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

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Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)  Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

2.2  Authentication. The Trustee shall authenticate and deliver: (1) Original Securities for original issue in an aggregate principal amount of $849,918,000 and (2) additional Securities, if and when issued, in an unlimited aggregate principal amount, upon a written order of the Company signed by two Officers (at least one of whom shall be the principal executive officer or principal financial officer of the Company) or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3  Transfer and Exchange. (a)  Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

(x)   to register the transfer of such Definitive Securities; or

(y)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)   shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii)  if such Definitive Securities bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

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(A)  if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)  if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)  if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Trustee so requests as provided in the form set forth on the reverse of the Security, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b)  Transfer and Exchange of Global Securities. (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security, and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements in the form of Exhibit C hereto.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred; provided that if either Global Security bears a restricted securities legend, no such transfer may be made unless the Registrar receives the certifications and opinions contemplated by the Assignment Form on the reverse of the Regulation S Global Security or the Rule 144A Global Security, which certifications and opinions shall be in the form approved by the Company.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

5

(iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(c)  Legend.

(i)   Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

6

Each Definitive Security will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(d)  Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or canceled by the Trustee in accordance with its customary policies and procedures. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced, and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(e)  Obligations with Respect to Transfers and Exchanges of Securities.

(i)   To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s or co-registrar’s request.

7

(ii)   No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.13 and 9.05 of this Indenture).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to the record date provisions thereof) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f)   No Obligation of the Trustee.

(i)   The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

8

2.4  Definitive Securities

(a)  A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred (in the case of clauses (i) and (iii) below) and may be transferred (in the case of clause (ii) below) to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to all or part of the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Company within 90 days of such notice or the Company becoming aware of such cessation, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion (and subject to the procedures of the Depositary), notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered (in the case of Sections 2.4(a)(i) and 2.4(a)(iii)) and may be surrendered (in the case of Section 2.4(a)(ii)) by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c)  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(d)   In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1

To APPENDIX A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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[FORM OF FACE OF SECURITY]

No.:__________	[Up to]**$__________

8.000% Senior Note due 2026

CUSIP No. [[●]]1/[[●]]2

ISIN No. [[●]]3/[[●]]4

RITE AID CORPORATION, a Delaware corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of [    ] Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on November 15, 2026.

Interest Payment Dates: January 15 and July 15, commencing on January 15, 2021.

Record Dates: January 1 and July 1.

* Insert for Definitive Securities.

** Insert for Global Securities. If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

1 Insert for Rule 144A Note

2 Insert for Reg. S Note

3 Insert for Rule 144A Note

4 Insert for Reg. S Note

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Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

RITE AID CORPORATION,

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF SECURITY]

8.000% Senior Secured Note due 2026

1. Interest

(a) RITE AID CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2021. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 27, 2020. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities to the extent lawful.

2. Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 (whether or not a Business Day) next preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

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4. Indenture

The Company issued the Securities under an Indenture dated as of July 27, 2020 (the “Indenture”), among the Company, the Subsidiary Guarantors named therein and the Trustee. Terms defined in the Indenture and not defined in the Securities have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Securities are senior secured obligations of the Company and the Subsidiary Guarantors. The Company’s obligations under the Securities are Guaranteed, subject to certain limitations, by the Subsidiary Guarantors pursuant to Subsidiary Guarantees, subject to release of the Subsidiary Guarantees as provided in the Indenture or such Subsidiary Guarantee. This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $849,918,000. The Securities include the Original Securities and an unlimited aggregate principal amount of additional Securities that may be issued under the Indenture. The Original Securities and such additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company or such Subsidiary Guarantor.

5. Optional Redemption

The Company may choose to redeem the Securities at any time. If it does so, it may redeem all or any portion of the Securities, at once or over time, after giving the required notice under the Indenture.

To redeem the Securities prior to January 15, 2023, the Company must pay a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). Any notice to Holders of such a redemption shall include the appropriate calculation of the Redemption Price, but need not include the Redemption Price itself. The actual redemption price must be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date and the Trustee shall have no responsibility for calculating such redemption price.

“Applicable Premium” means, with respect to any Security on any Redemption Date, the excess of (A) the present value at such Redemption Date of (1) the Redemption Price of such Security at January 15, 2023 (such Redemption Price being set forth in the table below) plus (2) all required interest payments due on such Security through January 15, 2023 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such Redemption Date plus 50 basis points over (B) the principal amount of such Security.

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“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2023; provided, however, that if the period from the Redemption Date to January 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Beginning on January 15, 2023, the Company may redeem the Securities in whole at any time or in part from time to time at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on January 15 of the years set forth below:

Redemption Period	Price
2023	104.000%
2024	102.000%
2025 and thereafter	100.000%

Notwithstanding the foregoing, at any time and from time to time prior to January 15, 2023, the Company may redeem up to 40% of the original aggregate principal amount of the Securities (including Securities issued after July 27, 2020, if any) with the proceeds from one or more Equity Offerings by the Company, at a Redemption Price equal to 108.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that after giving effect to any such redemption, at least 60% of the original aggregate principal amount of the Securities (including Securities issued after July 27, 2020, if any) remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 15 nor more than 60 days’ prior notice.

If an optional Redemption Date is on or after a record date and on or before an Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Securities shall be subject to repurchase.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be sent at least 15 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

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Notice of redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Company and the Subsidiary Guarantors from their obligations with respect to such redemption).

8. (a) Repurchase of Securities at the Option of Holders upon Change of Control

Upon a Change of Control, any Holder will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

8. (b) Prepayment Offer Upon Asset Sale

When the aggregate amount of Excess Proceeds exceeds the greater of $50.0 million or 0.75% of Total Assets (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the “Asset Sales Prepayment Offer”) the Securities, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Securities for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

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9. Guarantees; Security

The Indenture provides that, under certain circumstances, the Securities will be guaranteed pursuant to Subsidiary Guarantees. Subsidiary Guarantees may be released in various circumstances, including in certain circumstances without the consent of Holders.

The Indenture provides that, under certain circumstances, the Securities or Subsidiary Guarantees must be secured by Liens on certain Property of the Subsidiary Guarantors. Liens securing the Securities or Subsidiary Guarantees may be released in various circumstances, including in certain circumstances without the consent of Holders.

10. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples in excess thereof of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

11. Persons Deemed Owners

Subject to the provisions of the Indenture, the registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment, Waiver, Deemed Consents, Releases

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or, subject to any other consent required under the terms of the applicable Notes Collateral Documents, such Notes Collateral Documents, may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Securities or, subject to any other consent required under the terms of the applicable Notes Collateral Documents, such Notes Collateral Documents to: (i) cure any ambiguity, omission, defect or inconsistency; (ii) provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture or any Notes Collateral Documents; (iii) provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) add additional Guarantees with respect to the Securities or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Indenture or the Subsidiary Guarantees; (v) further secure the Securities (and if such security interest includes Liens on Property of the Company, provide for releases of such Property on terms comparable to the terms on which Collateral constituting Property of Subsidiary Guarantors may be released) release any Collateral used sold, transferred or otherwise disposed of in accordance with the terms of the Senior Debt Documents, add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders or surrender any right or power herein conferred upon the Company; (vi) make any change to the Indenture, the Securities or the Subsidiary Guarantees that does not adversely affect the rights of any Holder in any material respect; (vii) evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee; (viii) conform the text of the Indenture, the Subsidiary Guarantees or the Securities to any provision under the caption “Description of New Notes” in the Offering Memorandum and Consent Solicitation Statement to the extent that such provision in the Indenture, the Subsidiary Guarantees or the Securities was intended to be a substantially verbatim recitation of a provision under the caption “Description of New Notes” in the Offering Memorandum and Consent Solicitation Statement, as evidenced by an Officers’ Certificate delivered by the Company to the Trustee; (ix) comply with the rules of any applicable securities depositary; provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer the Securities; or (x) make any amendment to the provisions of the Indenture relating to the transfer and legending or de-legending of the Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in the Securities being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer the Securities.

9

Each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the appointment of The Bank of New York Mellon Trust Company, N.A. as the Notes Collateral Agent under the Notes Collateral Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Subsidiary Guarantors to secure any of the Notes Obligations, together with such powers and discretion as are reasonably incidental thereto.

Each holder of Securities, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Notes Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, authorizes and directs the Notes Collateral Agent to enter into the Notes Collateral Documents to which it is a party, and authorizes and empowers the Notes Collateral Agent to bind the holders of Securities and other holders of Notes Obligations as set forth in the Notes Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Notes Collateral Documents.

The foregoing will not limit the right of the Company to amend, waive or otherwise modify any Notes Collateral Documents in accordance with its terms.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

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15. Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

16. Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

A director, officer, employee, incorporator or shareholder, as such, of the Company or any Restricted Subsidiary shall not have any liability for any obligations of the Company or any Restricted Subsidiary under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

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18. Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

19. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

22. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption or repurchase as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

12

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after which the Securities may be transferred without limitation thereunder, the undersigned confirms that such Securities are being transferred in accordance with its terms.

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

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(6)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee shall require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:
Signature must be guaranteed	Signature of Signature Guarantee
by a participant in a
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.13 (Change of Control) of the Indenture, check the box:

□

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.13 of the Indenture, state the amount:

$ __________________*

Date: __________________ Your Signature: __________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:_______________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*($2,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of a Security must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof)

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                       , among [GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of Rite Aid Corporation (or its successor), a Delaware corporation (the “Company”), the Company on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the indenture referred to below, and The Bank of New York Mellon Trust Company, N.A., a banking association organized under the laws of the United States of America, as trustee (in such capacity, “Trustee”) and as notes collateral agent (in such capacity, “Notes Collateral Agent”) under the indenture referred to below.

W I T N E S S E T H :

WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of July 27, 2020, providing for the issuance of an unlimited aggregate principal amount of 8.000% Senior Secured Notes due 2026 (the “Securities”);

WHEREAS Section 4.09 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally, on a senior secured basis, with all other Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

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3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for the recitals contained herein, all which recitals are made solely by the other parties hereto.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],
by

Name:
Title:

rITE AID CORPORATION, on behalf of itself and the existing subsidiary guarantors, by

Name:
Title:

the bank of new york MELLON trust company, n.a., as trustee, by

Name:
Title:

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the bank of new york MELLON trust company, n.a., as notes collateral agent, by

Name:
Title:

EXHIBIT B

Form of

Transferee Letter of Representation

[Company]

In care of

[          ]

[          ]

[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[     ] principal amount of the 8.000% Senior Secured Notes due 2026 (the “Securities”) of Rite Aid Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

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2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $100,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by: